Exhibit 10.2

Execution Version

SECOND AMENDED AND RESTATED
SECURED REVOLVING NOTE	PNC BANK

$15,000,000.00	May 23, 2006

FOR VALUE RECEIVED, INTELLIGROUP, INC. and EMPOWER, INC. (collectively, jointly and severally the “Borrower”), with an address at 499 Thornall Street, Edison, New Jersey 08837 promise to pay on the earlier of demand made in accordance with the terms of the Loan Documents (as defined herein) or May 22, 2008, to the order of STEEL CITY CAPITAL FUNDING, a division of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at the Payment Office of PNC Bank, National Association as the Agent for the Lenders (the “Agent”) at its offices located as Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other location as Bank may designate from time to time, the principal sum of FIFTEEN MILLION ($15,000,000.00) DOLLARS (the “Facility”) or such lesser amount as may be advanced to or for the benefit of Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1.          Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which shall be at all times equal to the Base Rate plus two percent (2%). Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. If and when the Alternate Base Rate changes, the rate of interest on this Note will change automatically without notice to Borrower, effective on the date of any such change. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2.          Advances. Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3.          Payment Terms. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the earlier of demand made in accordance with the Loan Documents or May 22, 2008. Accrued interest will be due and payable in the absence of demand on the first (1st) day of each month. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where Agent’s Payment Office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Borrower hereby authorizes Agent to charge Borrower’s deposit account at Agent for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Agent may choose, in its sole discretion.

4.          Late Payments; Default Rate. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, Borrower also shall pay to Bank a late charge equal to two percent (2%) of the amount of such payment. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying Bank’s expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by Agent or Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which Agent or Bank may employ. Upon the occurrence of an Event of Default under the Loan Documents, at the option of the Required Lenders, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time with respect to Domestic Rate Loans but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5.          Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty, so that the outstanding principal balance hereof may be reduced to Zero Dollars ($0) from time to time. However, in the event Borrower elects to terminate its revolving line of credit with the Lenders, there may also be due an early termination fee calculated in accordance with the terms of the Second Amended and Restated Revolving Credit Loan and Security Agreement being executed contemporaneously herewith (“Credit Agreement”).

6.          Other Loan Documents. This Note is issued in connection with the Credit Agreement and the Other Documents executed in conjunction therewith, as the same may be amended from time to time, the terms of which are incorporated herein by reference (the “Loan Documents”) and is secured by the property described in the Loan Documents and by such other collateral as previously may have been, is, or in the future may be granted to Agent to secure this Note. Any capitalized term not defined herein shall be defined as set forth in the Credit Agreement, the terms and conditions of which are incorporated herein by reference as if set forth herein at length.

7.          Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as Agent may require. Borrower authorizes Agent to accept telephonic requests for advances, and Agent shall be entitled to rely upon the authority of any person providing such instructions. Borrower hereby indemnifies and holds Agent harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. Agent will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by Borrower.

8.          Events of Default. The occurrence of any of the Events of Default set forth in the Loan Documents will be deemed to be an “Event of Default” under this Note. Upon the occurrence of an Event of Default: (a) Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in Section 10.7 of the Credit Agreement shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Required Lenders and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Required Lenders, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Agent and Bank may exercise from time to time any of the rights and remedies available to Agent and Bank under the Loan Documents or under applicable law.

9.          Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Agent and each Lender by law, Agent and each Lender shall have, with respect to Borrower’s obligations to each Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and transfers to Agent and each Lender all of Borrower’s right, title and interest in and to, all deposits, moneys, securities and other property of Borrower now or hereafter in the possession of or on deposit with, or in transit to, each Lender whether held in general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. Every such right of setoff shall be deemed to have been exercised hereunder without any action of Agent and each Lender, although each Lender may enter such setoff on its books and records at a later time. Each Lender agrees to promptly notify Borrower and Agent after any such setoff made by such Lender; provided such Lender’s failure to give such notice shall not affect the validity of such setoff.

10.          Miscellaneous. No delay or omission of Agent or Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall Agent or Bank’s action or inaction impair any such right or power. Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by Agent and Bank in the enforcement of their rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of their counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by Bank and will be deemed to be made in the State of New Jersey. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF BANK AND BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCLUDING ITS CONFLICT OF LAWS RULES. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Payment Office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to Borrower at Borrower’s address set forth in the Credit Agreement and service so made will be deemed to be completed on the Business Day after deposit with such courier; provided that nothing contained in this Note will prevent Agent or Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11.          Waiver of Jury Trial. BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

12.          Continuing Obligations. This Note is intended as a replacement of and in substitution for, but not in satisfaction of, that certain First Amended and Restated Secured Revolving Note, in the face amount of $15,000,000.00 dated July 21, 2003 (the “2003 Note”). Upon proper execution and delivery hereof to Bank, the 2003 Note shall be deemed null and void and of no further force or effect.

Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS/ATTEST:	INTELLIGROUP, INC.

By:	By:		(SEAL)

Name:	Name:	Madhu Poomalil
	Title:	Chief Financial Officer

EMPOWER, INC.

By:	By:		(SEAL)

Name:	Name:	Madhu Poomalil
	Title:	Treasurer